CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 17, 1994 included in Valero Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and Current Report on Form 8-K dated May 31, 1994, and to all references to our Firm included in this registration statement.


                                   /s/ ARTHUR ANDERSEN LLP




San Antonio, Texas
February 8, 1995